UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 23, 2017

Civeo Corporation
(Exact Name of Registrant as Specified in Charter)

British Columbia Canada	1-36246	98-1253716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Three Allen Center 333 Clay Street, Suite 4980, Houston, Texas 77002
(Address of Principal Executive Offices) (Zip Code)

(713) 510-2400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 23, 2017, Civeo Corporation (“Civeo”) issued a press release announcing its financial condition and results of operations as of and for the quarter and year ended December 31, 2016. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K, and is incorporated herein by reference.

The information contained in Item 2.02 of this report and the exhibit hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filings made by Civeo under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2017, Civeo announced that Douglas E. Swanson, the Chairman of Civeo’s Board of Directors, will retire from the Board, effective as of May 11, 2017, which is the date Civeo has scheduled for its 2017 Annual General Meeting of Shareholders.  The resignation was not a result of any disagreement with Civeo on any matter relating to its operations, policies or practices.  The Board of Directors has appointed Richard A. Navarre, who has been a director of Civeo since May 2014, as Chairman of Civeo’s Board of Directors, effective upon Mr. Swanson’s retirement.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description of Document
99.1	Press Release dated February 23, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Civeo Corporation

Date: February 23, 2017	By:	/s/ Frank C. Steininger
Frank C. Steininger
Senior Vice President, Chief Financial Officer and Treasurer

Index to Exhibits

Exhibit Number	Description of Document
99.1	Press Release dated February 23, 2017